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                                                                      PROXY CARD

                                                                    Exhibit 99.7

                                   NACO, INC.

      SPECIAL MEETING OF NACO STOCKHOLDERS TO BE HELD ON FEBRUARY 11, 1999

   This Proxy is Solicited on Behalf of the Board of Directors of NACO, Inc.

  The undersigned hereby appoints Joseph A. Seher and John M. Lison, or either one of them, attorney with full power of substitution and revocation to each, to vote for and in the name of the undersigned all of the shares of common stock of NACO, Inc. ("NACO") which the undersigned is entitled to vote at the NACO Special Meeting of Stockholders to be held on February 19, 1999 at 9:00 a.m., local time, at Bank of America, Shareholders' Room -- 21st Floor, 231 S. LaSalle Street, Chicago, Illinois and at any adjournment or postponement thereof, for the proposal set forth below.

  The undersigned acknowledges receipt of the Notice of the NACO Special Meeting of Stockholders and Proxy Statement Supplement dated, in each case, January 21, 1999 and the Proxy Statement/Prospectus of ABC Rail Products Corporation, dated January 21, 1999.

  If any other business properly comes before the NACO Special Meeting, this proxy confers discretionary authority on the proxy nominees named herein to vote on such other business.

  The shares represented by this proxy will be voted with respect to the proposal set forth below in the manner directed herein. If this proxy is executed but no choice is indicated, the shares represented by this proxy will be voted FOR the approval of the following proposal:

1. The approval and adoption of an Agreement and Plan of Merger, dated as of September 17, 1998, as amended and restated as of December 10, 1998 (the "Merger Agreement"), by and among NACO, ABC Rail Products Corporation ("ABC") and ABCR Acquisition Sub, Inc., a wholly owned subsidiary of ABC ("Merger Subsidiary"), pursuant to which Merger Subsidiary will be merged with and into NACO (the "Merger"), with NACO continuing as the surviving corporation in the Merger as a wholly owned subsidiary of ABC. Approval of the Merger Agreement by NACO stockholders will also constitute approval of the transactions contemplated thereby, including the Merger.


                FOR  [_]        AGAINST [_]        ABSTAIN [_]


                                        NOTE: Please sign exactly as name or
                                        names appear hereon.  If acting as
                                        executor, administrator, trustee,
[Insert name and address of             guardian, etc., please give your full
 stockholder]                           title as it appears hereon.  When
                                        signing as joint tenants, all parties
                                        in the joint tenancy must sign.  When
                                        a proxy is given by a corporation, it
                                        should be signed by an authorized
                                        officer and the corporate seal
                                        affixed.  No postage is required if
                                        returned in the enclosed envelope and
                                        mailed in the United States.

                                        Dated_____________________________, 1999

                                        X_________________________________(L.S.)

                                        X_________________________________(L.S.)



            PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                   IN THE ENCLOSED PRE-PAID RETURN ENVELOPE.



PROXY CARD